Exhibit 23.1

PricewaterhouseCoopers ABAS Ltd. 15th Floor, Bangkok City Tower 179/74-80 South Sathorn Road Bangkok 10120 Thailand Telephone +66 2 286 9999, 344 1000 Facsimile +66 2 286 5050

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated October 31, 2007 relating to the financial statements of Fabrinet and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers ABAS Limited

PricewaterhouseCoopers ABAS Limited

January 30, 2008